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                                                                   Exhibit 10.14

                               STERIS CORPORATION
                             1997 STOCK OPTION PLAN

     1. Purpose. The purpose of this Plan is to provide to key Employees and to Directors a proprietary interest in the Company and to thereby stimulate their interest in the development and financial success of the Company. To achieve these purposes, the Company may grant Options to selected Employees and Directors, all in accordance with the terms and conditions hereinafter set forth. Capitalized terms used in this Plan have the meanings ascribed to them in
Section 22, the last section hereof.

     2. Administration.

     2.1 Administrator. The Plan shall be administered by the Committee, which shall consist of three or more Directors appointed from time to time by the Board of Directors. Unless the Board of Directors determines otherwise, the Committee shall be comprised solely of individuals who are "outside directors" within the meaning of Section 162(m) of the Code and are "non-employee" directors within the meaning of SEC Rule 16b-3. The Board of Directors may, in its discretion, delegate to a committee or subcommittee of the Board of Directors that does not meet the requirements set forth in the immediately preceding sentence any or all of the authority and responsibility of the Committee with respect to awards of Options to Participants who are not Section 16 Persons or "covered employees" for purposes of Section 162(m) of the Code at the time any such delegated authority or responsibility is exercised. Such other committee or subcommittee may consist of three or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board of Directors has delegated to such other committee or subcommittee the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to such other committee or subcommittee.

     2.2 Administrative Powers. The Committee shall have authority, subject to the terms of the Plan, (a) to determine the Employees and Directors who are eligible to receive Options under the Plan and the type, size, and terms of Options to be granted to any Participant, the time or times at which Options shall be exercisable or at which restrictions, conditions, and contingencies shall lapse, and the terms and provisions of the instruments by which Options shall be evidenced, (b) to establish any other restrictions, conditions, and contingencies on Options in addition to those prescribed by the Plan, (c) to interpret the Plan, and (d) to make all determinations necessary for the administration of the Plan. The construction and interpretation by the Committee of any provision of the Plan or any Option delivered pursuant to the Plan and any determination by the Committee pursuant to any provision of the Plan or any Option Instrument shall be final and conclusive. No member or alternate member of the Committee shall be liable for any such action or determination made in good faith. The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee and the Committee may delegate to one or more employees, agents, or officers of the Company, or to one or more third party consultants, accountants, lawyers, or other advisors, such ministerial duties related to the operation of the Plan as it may deem appropriate.

     3. Eligibility. Options may be granted to any Employee or Director selected by the Committee in its sole discretion.

     4. Common Shares Subject to the Plan.

     4.1 Maximum Number in the Aggregate. Subject to Section 4.3, the total number of Common Shares as to which Options may be granted under the Plan as of the date on which the Plan is approved by the shareholders of the Company shall be equal to one percent (1%) of the total number of Common Shares outstanding as of June 13, 1997 (the "Record Date"). Thereafter, on each January 1

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occurring during the term of the Plan through and including (but not after)
January 1, 2001, the number of Common Shares remaining available as to which Options may be granted under the Plan shall be increased by an additional one percent (1%) of the total number of Common Shares outstanding as of the Record Date (with the effect that the maximum number of Common Shares authorized under the Plan will not exceed five percent (5%) of the total number of Common Shares outstanding as of the Record Date), provided, however, that the maximum number of Common Shares remaining available for grants as of any January 1, taking into account the additional one percent (1%) added as of that January 1, shall not exceed three percent (3%) of the total number of Common Shares outstanding as of the Record Date. Common Shares issued and distributed to Employees in connection with Options granted under the Plan may be authorized and unissued Common Shares, treasury Common Shares, or Common Shares acquired on the open market specifically for distribution under the Plan, as the Board of Directors may from time to time determine. Notwithstanding any other provision of the Plan, but subject to adjustment under Section 10, the maximum number of Common Shares that may be issued under the Plan pursuant to Incentive Stock Options shall be 500,000 Common Shares.

     4.2 Maximum Number -- Per Participant. Subject to adjustment under Section 10, the maximum number of Options that may be granted to any particular Participant in any calendar year during any part of which the Plan is in effect shall be 500,000 Common Shares.

     4.3 Charging of Shares. Common Shares subject to Options that are forfeited, terminated, or canceled without having been exercised will again be available for grant under the Plan, without reducing the number of Common Shares available in any calendar year for grant of Options.

     5. Options.

     5.1 Types of Options. Options granted may be Incentive Stock Options or Nonqualified Options, as the Committee may determine at the time of grant. The Option Instrument pursuant to which any Incentive Stock Option is granted shall specify that the Option granted thereby shall be treated as an Incentive Stock Option. The Option Instrument pursuant to which any Nonqualified Option is granted shall specify that the Option granted thereby shall not be treated as an Incentive Stock Option.

     5.2 Date of Grant of Options. The day on which the Committee authorizes the grant of an Incentive Stock Option shall be the date on which that Option is granted. The day on which the Committee authorizes the grant of a Nonqualified Option shall be considered the date on which that Option is granted, unless the Committee specifies a later date.

     5.3 Exercise Price. The Exercise Price under any Option shall be not less than the Fair Market Value of the Common Shares subject to the Option on the date the Option is granted.

     5.4 Option Expiration Date. The Option Expiration Date under any Incentive Stock Option shall not be later than ten years from the date on which the Option is granted. The Option Expiration Date under any Nonqualified Option shall not be later than ten years and one month from the date on which the Option is granted.

     6. Exercise of Options.

     6.1 Service Requirement. Except as otherwise provided in Section 7, an Option may be exercised only while the Participant to whom the Option was granted is in the employ of the Company or of a Subsidiary (or, in the case of a Participant who is a nonemployee Director of the Company, while the Participant remains a Director).

     6.2 Vesting Schedule.  Subject to the service requirement set forth in
Section 6.1, and unless otherwise specified by the Committee in the relevant Option Instrument, each Option shall first become exercisable to the extent of:

          (a) from and after the first anniversary date of the Option Instrument, 25% of the Common Shares subject to the Option;

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          (b) from and after the second anniversary date of the Option
     Instrument, an additional 25% of the Common Shares subject to the Option;

          (c) from and after the third anniversary date of the Option Instrument, an additional 25% of the Common Shares subject to the Option; and

          (d) from and after the fourth anniversary date of the Option Instrument, the remaining 25% of the Common Shares subject to the Option.

     If, by reason of the application of Section 7, an Option may be exercised at a time when a Participant is no longer in the service of the Company, and, on the Service Termination Date, the Participant held any Options that were not then otherwise fully exercisable, each such Option shall be exercisable as of the Service Termination Date (i) to the extent that it was exercisable pursuant to the foregoing schedule plus (ii) to the extent of an additional percentage determined by multiplying 25% by a fraction the numerator of which is the number of days between the Service Termination Date and the immediately preceding anniversary date of the Participant's Option Instrument (or, if no anniversary date has occurred, the numerator will be the number of days between the Service Termination Date and the date of the grant of the Option) and the denominator of which is 365. Once any portion of an Option becomes exercisable, that portion shall remain exercisable until expiration or termination of the Option. A Participant to whom an Option is granted may exercise the Option from time to time, in whole or in part, up to the total number of Common Shares with respect to which the Option is then exercisable, except that no fraction of a Common Share may be purchased upon the exercise of any Option.

     6.3 Procedure for Exercise. A Participant electing to exercise an Option shall deliver to the Company (a) the Exercise Price payable in accordance with
Section 6.4 and (b) written notice of the election that states the number of whole Common Shares with respect to which the Participant is exercising the Option.

     6.4 Payment For Common Shares. Upon exercise of an Option by a Participant, the Exercise Price shall be payable by the Participant in cash or in such other form of consideration as the Committee determines may be accepted, including, without limitation, (a) by delivery by the Participant (with the written notice of election to exercise) of irrevocable instructions to a broker registered under the 1934 Act to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price, (b) in Common Shares (including through an attestation procedure) or other property surrendered to the Company,
(c) by the surrender of all or part of the Option being exercised, or (d) by a combination of the foregoing methods, as and to the extent permitted by the Committee. Property for purposes of this section shall include an obligation of the Company unless prohibited by applicable law. Common Shares surrendered in connection with the exercise of an Option shall be valued at their Fair Market Value on the date of exercise. Any other property so surrendered shall be valued at its fair market value on any reasonable basis established or approved by the Committee. Any Common Shares surrendered to the Company in connection with the exercise of an Option (including by attestation) will again be available for grant under the Plan, without reducing the number of Common Shares otherwise available in any calendar year for grant of Options.

      7. Termination of Service. After a Participant's Service Termination Date, the rules set forth in this Section 7 shall apply. All factual determinations with respect to the termination of a Participant's employment or service as a Director, as the case may be, that may be relevant under this
Section 7 shall be made by the Committee in its sole discretion.

      7.1 Termination Other Than Upon Death or Disability or for Cause. Upon any termination of a Participant's service for any reason other than the Participant's disability or death or the Participant's termination for Cause, unless otherwise provided in the relevant Option Instrument, the Participant shall have the right, during the period ending three months after the Service Termination Date, but not later than the Option Expiration Date, to exercise any Options that were outstanding on the Service Termination Date, if and to the same extent as those Options were exercisable by the Participant on the Service Termination Date.

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      7.2 Termination Due To Disability.  Upon any termination of a
Participant's service due to disability, unless otherwise provided in the relevant Option Instrument, the Participant, or the Participant's Representative, shall have the right to exercise, from time to time during the period ending one year after the Service Termination Date, but not later than the Option Expiration Date, any Options that were outstanding on the Service Termination Date, if and to the same extent those Options were exercisable by the Participant on the Service Termination Date.

      7.3 Death of a Participant. Upon the death of a Participant while in the service of the Company or any Subsidiary as an Employee or in the service of the Company as a Director or within any of the periods referred to in either of Sections 7.1 or 7.2 during which any particular Option remains potentially exercisable, unless otherwise provided in the relevant Option Instrument (in which the Committee may specify a different period of extension of the Option Expiration Date in the event of the death of the Participant), (a) if the Option Expiration Date of any Nonqualified Option that had not expired before the Participant's death would otherwise expire before the first anniversary of the Participant's death, that Option Expiration Date shall automatically be extended to the first anniversary of the Participant's death and (b) unless otherwise provided in the relevant Option Instrument, all Options held by the Participant at the date of the Participant's death shall become immediately exercisable in full and the Participant's Representative shall have the right to exercise any such Options from time to time during the period ending one year after the date of the Participant's death, but not later than the Option Expiration Date.

      7.4 Termination for Cause. Upon any termination of a Participant's service with the Company or a Subsidiary for Cause, all of the Participant's rights with respect to unexercised Options shall expire immediately before the Service Termination Date.

      8. Acceleration Upon Change of Control. Unless otherwise specified in the relevant Option Instrument, upon the occurrence of a Change of Control of the Company, each Option theretofore granted to any Participant that then remains outstanding shall become immediately exercisable in full.

      9. Transferability. Unless otherwise determined by the Committee, no Option may be transferred other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in Section 414(p)(1)(B) of the Code) that satisfies the requirements of Section 414(p)(1)(A) of the Code. During a Participant's lifetime, only the Participant (or in the case of incapacity of a Participant, the Participant's attorney in fact or legal guardian) may exercise any Option.

     10. Adjustment Upon Changes in Common Shares. In the event of any stock dividend, stock split, or share combination of the Common Shares or any reclassification, recapitalization, merger, consolidation, other form of business combination, liquidation, or dissolution involving the Company or any spin-off or other distribution to shareholders of the Company (other than normal cash dividends), (a) the Committee shall make appropriate adjustments to the maximum number of Common Shares that may be issued under the Plan pursuant to
Section 4.1 and (b) the Committee shall adjust the number and kind of shares subject to, the price per share under, and the terms and conditions of each then outstanding Option to the extent necessary and in such manner that the benefits of Participants under all then outstanding Options shall be maintained substantially as before the occurrence of such event. Any adjustment so made by the Committee shall be conclusive and binding for all purposes of the Plan as of such date as the Committee may determine.

     11. Purchase For Investment. Each person acquiring Common Shares pursuant to an Option may be required by the Company to furnish a representation that he or she is acquiring the Common Shares so acquired as an investment and not with a view to distribution thereof if the Company, in its sole discretion, determines that such representation is required to insure that a resale or other disposition of the Common Shares would not involve a violation of the Securities Act of 1933, as amended, or of applicable blue sky laws. Any investment representation so furnished shall no longer be applicable at any time such representation is no longer necessary for such purposes.

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     12. Withholding of Taxes.  The Company will withhold from any payments of cash made pursuant to the Plan such amount as is necessary to satisfy all applicable federal, state, and local withholding tax obligations. The Committee may, in its discretion and subject to such rules as the Committee may adopt from time to time, permit or require a Participant to satisfy, in whole or in part, any withholding tax obligation that may arise in connection with the grant of an Option, the lapse of any restrictions with respect to an Option, the acquisition of Common Shares pursuant to any Option, or the disposition of any Common Shares received pursuant to any Option by such means as the Committee may determine including, without limitation, by having the Company hold back some portion of the Common Shares that would otherwise be delivered pursuant to the Option or by delivering to the Company an amount equal to the withholding tax obligation arising with respect to such grant, lapse, acquisition, or disposition in (a) cash, (b) Common Shares, or (c) such combination of cash and Common Shares as the Committee may determine. The Fair Market Value of the Common Shares to be so held back by the Company or delivered by the Participant shall be determined as of the date on which the obligation to withhold first arose. The Company may apply the provisions of this Section 12 based upon generally applicable withholding rates and without regard to any statutory minimum rate applicable to special payments.

     13. Options in Substitution for Options Granted by Other
Companies. Options, whether Incentive Stock Options or Nonqualified Options, may be granted under the Plan in substitution for options held by employees of a company who become Employees of the Company or a Subsidiary as a result of the merger or consolidation of the employer company with the Company or a Subsidiary, or the acquisition by the Company or a Subsidiary of the assets of the employer company, or the acquisition by the Company or a Subsidiary of stock of the employer company as a result of which it becomes a Subsidiary. The terms, provisions, and benefits of the substitute Options so granted may vary from the terms, provisions, and benefits set forth in or authorized by the Plan to such extent as the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the terms, provisions, and benefits of the options in substitution for which they are granted.

     14. Legal Requirements. No Options shall be granted and the Company shall have no obligation to make any payment under the Plan, whether in Common Shares, cash, or any combination thereof, except in compliance with all applicable Federal and state laws and regulations, including, without limitation, the Code and Federal and state securities laws.

     15. Effective Date and Termination of the Plan. The Plan shall become effective and shall be deemed to have been adopted on the date on which it is approved by the shareholders of the Company and shall remain in effect thereafter through April 23, 2007, unless earlier terminated by the Board of Directors of the Company. In no event shall an Incentive Stock Option be granted under the Plan more than ten years from the date the Plan is adopted by the Board of Directors, or the date the Plan is approved by the shareholders of the Company, whichever is earlier. No termination of the Plan shall adversely affect the rights of any Participant with respect to any Option granted before the effective date of the termination.

     16. Amendments. Subject to any applicable shareholder approval requirements of applicable law or the rules of the registered national securities association through whose inter-dealer quotation system the Common Shares are quoted, the Board of Directors, or a duly authorized committee thereof, may alter or amend the Plan from time to time prior to its termination in any manner the Board of Directors, or such duly authorized committee, may deem to be in the best interests of the Company and its shareholders, except that, without shareholder approval, no amendment shall increase the aggregate number of shares that may be issued under Incentive Stock Options under the Plan. The Committee shall have the authority to amend the terms and conditions applicable to outstanding Options (a) in any case where expressly permitted by the terms of the Plan or of the relevant Option Instrument or (b) in any other case with the consent of the Participant to whom the Option was granted. Except as expressly provided in the Plan or in the Option Instrument evidencing the Option, the Committee may not, without the consent of the holder of an Option granted under the Plan, amend the terms and conditions applicable to that Option in a manner adverse to the interests of the Participant.

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     17. Plan Noncontractual.  Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Company or a Subsidiary or serving as a Director of the Company to continue such person's employment or service as a Director with the Company or the Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Company or any Subsidiary to continue the employment, other service, or the annual rate of compensation of any such person for any period. All Employees shall remain subject to discharge and all Directors shall remain subject to removal to the same extent as if the Plan had never been put into effect.

     18. Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Company or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

     19. Absence of Liability. No member of the Board of Directors of the Company or a Subsidiary, of the Committee, of any other committee of the Board of Directors, or any officer or Employee of the Company or a Subsidiary shall be liable for any act or action under the Plan, whether of commission or omission, taken by any other member, or by any officer, agent, or Employee, or, except in circumstances involving his or her bad faith or willful misconduct, for anything done or omitted to be done by himself or herself.

     20. Severability. The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

     21. Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

     22. Definitions.

     22.1 1934 Act. The term "1934 Act" means the Securities Exchange Act of 1934, as amended.

     22.2 Board of Directors. The term "Board of Directors" means the Board of Directors of the Company.

     22.3 Cause. The Company shall be deemed to have "Cause" for the termination of an Employee's employment if the Employee has committed any act or series of acts determined by the Committee (in a determination made either before or after the Service Termination Date) to warrant discharge from employment, including, without limitation, any act of theft or dishonesty in connection with the Employee's employment with the Company, any unauthorized disclosure of confidential information belonging to the Company, or other similar action.

     22.4 Change of Control. A "Change of Control" shall be deemed to have occurred if at any time or from time to time after the date of adoption of the
Plan:

          (a) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the voting stock of the Company in a transaction or series of transactions by any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934
     Act),

          (b) during any period of 730 consecutive days or less, individuals who at the beginning of such period constitute the Directors of the Company cease for any reason to constitute at least a majority thereof unless the election of each new Director of the Company was approved or recommended by the vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period,

          (c) the Company merges with or into or consolidates with another corporation following approval of the shareholders of the Company of such merger or consolidation and, after giving effect to such merger or consolidation, less than fifty percent (50%) of the then outstanding voting

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     securities of the surviving or resulting corporation represent or were issued in exchange for voting securities of the Company outstanding immediately prior to such merger or consolidation,

          (d) there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company following approval of the shareholders of the Company of such transaction or series of transactions, or

          (e) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

     22.5 Code. The term "Code" means the Internal Revenue Code of 1986, as amended.

     22.6 Committee. The term "Committee" means the Compensation Committee of the Board of Directors or such other committee or subcommittee designated by the Board of Directors to administer the Plan.

     22.7 Common Shares. The term "Common Shares" means common shares of the Company without par value.

     22.8 Company. The term "Company" means STERIS Corporation and its successors, including the surviving or resulting corporation of any merger of STERIS Corporation with or into, or any consolidation of STERIS Corporation with, any other corporation or corporations.

     22.9 Director. The term "Director" means any member of the Board of Directors.

     22.10 Disability. A Participant shall be deemed to have suffered a "Disability" if and only if (a) the Participant has established to the satisfaction of the Committee that the Participant is unable to perform the Participant's normal duties and responsibilities with the Company by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, all within the meaning of Section 22(e)(3) of the Code and (b) the Participant has satisfied any other requirement that may be imposed by the Committee.

     22.11 Employee. The term "Employee" means any individual employed by the Company or by any Subsidiary.

     22.12 Exercise Price. The term "Exercise Price" with respect to an Option means the price specified in the Option at which the Common Shares subject to the Option may be purchased by the holder of the Option.

     22.13 Fair Market Value. Except as otherwise determined by the Committee, the term "Fair Market Value" with respect to Common Shares means the closing sales price of the Common Shares as reported on the national securities exchange on which the Common Shares are traded, or, if applicable, as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market, on the date for which the determination of fair market value is made or, if there are no sales of Common Shares on that date, then on the next preceding date on which there were any sales of Common Shares. If the Common Shares are not or cease to be traded on a national securities exchange or on the NASDAQ National Market, the "Fair Market Value" of Common Shares shall be determined in the manner prescribed by the Committee.

     22.14 Incentive Stock Option. The term "Incentive Stock Option" means an Option intended by the Committee to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

     22.15 Nonqualified Option. The term "Nonqualified Option" means an Option intended by the Committee not to qualify as an "incentive stock option" under
Section 422 of the Code.

     22.16 Option. The term "Option" means an award entitling the holder thereof to purchase a specified number of Common Shares at a specified price during a specified period of time.

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     22.17 Option Expiration Date.  The term "Option Expiration Date" with respect to any Option means the date selected by the Committee after which the Option may not be exercised, except as provided in Section 7.3 in the case of the death of the Participant to whom the option was granted.

     22.18 Option Instrument. The term "Option Instrument" means a written instrument evidencing an Option in such form and with such provisions as the Committee may prescribe. Each Option Instrument shall provide that acceptance of the Option Instrument by an Employee constitutes agreement to the terms of the Option evidenced thereby.

     22.19 Participant. The term "Participant" means any Director or Employee selected by the Committee to receive one or more Options under the Plan.

     22.20 Participant's Representative.  The term "Participant's
Representative" means, (a) in the case of a deceased Participant, the Participant's executor or administrator or the person or persons to whom the Participant's rights under any award are transferred by will or the laws of descent and distribution and (b) in the case of a disabled or incapacitated Participant, the Participant's attorney in fact or legal guardian.

     22.21 Plan. The term "Plan" means this STERIS Corporation 1997 Stock Option Plan as from time to time hereafter amended in accordance with Section 16 hereof.

     22.22 SEC Rule 16b-3. The term "SEC Rule 16b-3" means Rule 16b-3 or any successor provision under the 1934 Act.

     22.23 Section 16 Person. The term "Section 16 Person" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

     22.24 Service Termination Date. The term "Service Termination Date" with respect to an Employee means the first date on which the Employee is no longer employed by the Company or any Subsidiary and with respect to a Director means the first date on which the Director ceases to be a Director of the Company.

     22.25 Subsidiary. The term "Subsidiary" means any corporation, partnership, joint venture, or other business entity in which the Company owns, directly or indirectly, 50 percent (50%) or more of the total combined voting power of all classes of stock (in the case of a corporation) or other ownership interests (in the case of any entity other than a corporation).

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